STARZ ENTERTAINMENT CORP. INSIDER TRADING POLICY Effective as of May 8, 2025 PURPOSE This policy prohibits the disclosure of material non-public information (as defined herein) regarding Starz Entertainment Corp. (“Starz” and, together with its subsidiaries, the “Company”), as well as trading in securities while in possession of such information. The Company expects all Starz Personnel (as defined below) to comply with the applicable laws and regulations concerning securities trading, commonly known as “insider trading”. Insider trading and stock tipping, as discussed below, are criminal offenses subject to severe criminal and civil consequences. In addition, any violation of this policy could subject Starz Personnel to disciplinary action, up to and including termination. Appropriate judgment should be exercised in connection with all securities trading. Specific questions regarding this policy or applicable law should be directed to the Office of the General Counsel. SCOPE This policy applies to the Company’s officers, directors, employees, temporary staff, contractors and consultants (collectively, “Starz Personnel”). The same restrictions described in this policy that apply to Starz Personnel also apply to each Starz Personnel’s spouse, minor children and anyone else living in a Starz Personnel’s household, any family members who do not live in a Starz Personnel’s household but whose transactions in Company securities are directed by Starz Personnel or are subject to the influence or control of Starz Personnel (such as parents or children who consult with Starz Personnel before they trade in Company securities), partnerships in which Starz Personnel are a general partner, trusts of which Starz Personnel are a trustee, estates of which Starz Personnel are an executor and investment funds or other similar vehicles with which Starz Personnel are affiliated (collectively “Related Parties”). RESPONSIBILITY FOR IMPLEMENTATION All Starz Personnel are responsible for implementation of this policy and are responsible for compliance with this policy by their Related Parties. The Office of the General Counsel is specifically responsible for implementing the provisions of this policy described under the heading “Trading Window” below. DEFINITIONS “Non-public” information is sometimes referred to as “confidential information” and means information about the Company that is not known to the public at large. Information is considered non-public until the information has been widely released (such as through a press release, news wire or a report filed with the U.S. Securities and Exchange Commission), and there has been

2 adequate time for the public to digest that information (generally at least one full trading day after public release of the information, although the timeline may vary depending on the circumstances). Information does not cease to be non-public as a result of being the subject of rumors or other unofficial statements in the marketplace. Information is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision. Being motivated to buy or sell a stock because of information you possess is an indicator that the information could be material. The question of whether particular information is material is context-dependent and often judged in hindsight. Below is an illustrative and non-exhaustive list of examples of information that could be material depending on the particular circumstances at the time of a potential transaction in Company securities include:  expected earnings or revenues for a calendar period, as well as company projections as to future earnings or revenues;  proposals, plans or agreements, even if preliminary in nature, involving mergers, acquisitions, dispositions or other major transactions;  purchases or sales of substantial assets;  actual or threatened major litigation, arbitration or investigations, or developments relating to, or the resolution of, any of the foregoing;  significant write-downs in assets, increases in reserves or changes in liquidity;  significant expansion or curtailment of operations or restructurings;  bankruptcies or receiverships;  a planned offering of securities;  changes in dividend policy, declaration of a stock split, other significant changes in capital actions, such as share repurchases, and other significant events regarding Company securities;  changes in credit ratings or outlook;  changes in Starz’ board of directors or senior management;  changes in, or disagreements with, auditors, or a notification from the auditors that a company may no longer rely on their report; or  a potentially significant cyber incident that has not been disclosed. For purposes of this policy, references to “trading” or to “transactions in Company securities” include purchases or sales of the Company stock, bonds, options, puts and calls, derivative securities based on securities of the Company, gifts of Company securities, loans of Company securities, hedging transactions involving or referencing Company securities, contributions of Company securities to a trust, sales of Company stock acquired upon the exercise of stock options, broker-assisted cashless exercises of stock options and market sales to raise cash to fund the exercise of stock options. STATEMENT OF POLICY The Company requires all Starz Personnel to comply with applicable securities laws. Starz Personnel and their Related Parties must never:

3 1. Buy, sell or engage in other transactions in, Company securities at any time on the basis of material non-public information about the Company. 2. Buy or sell securities of other companies at any time on the basis of material non-public information about those companies that Starz Personnel become aware of in the course of service or employment with the Company. This may include, but is not limited to, customers, suppliers or competitors of the Company and securities of companies with which the Company may be negotiating major transactions. Information that is not material to the Company may nevertheless be material to other companies. 3. Disclose material non-public information to any unauthorized persons outside the Company (including family members), commonly known as “tipping.” Starz Personnel are prohibited from “tipping” other persons about material non-public information or otherwise making unauthorized disclosures or use of such information, regardless of whether the person profits or intends to profit by such tipping, disclosure or use. You must take steps to prevent the inadvertent disclosure of material non-public information to unauthorized persons outside the Company. If you believe that the disclosure of material non-public information is necessary or appropriate for business reasons, you must consult with the Office of the General Counsel to confirm that they concur that such disclosure is necessary, and that any such disclosure will comply with all applicable laws. The Company is also prohibited from trading at any time in any Company securities on the basis of material non-public information, consistent with applicable law. While in possession of material non-public information, Starz Personnel and their Related Parties are prohibited from trading in any Company securities as to which Starz Personnel and their Related Parties have a “beneficial” or financial interest, or over which a person exercises investment control, including, but not limited to, trades in Company securities made under an employee benefit plan, such as a 401(k) plan. This policy also applies to the following elections under a 401(k) plan (if and when the Company makes Company securities an investment alternative under our 401(k) plan):  increasing or decreasing periodic contributions allocated to the purchase of Company securities;  intra-plan transfers of an existing balance in or out of Company securities;  borrowing money against the account if the loan results in the liquidation of any portion of Company securities; and  pre-paying a loan if the pre-payment results in allocation of the proceeds to Company securities.

4 SPECIFIC RESTRICTIONS Pledging/Purchasing On Margin, Short Sales and Derivatives: Starz Personnel and their Related Parties are subject to additional restrictions in connection with any of the following activities with respect to securities of the Company:  Pledging or purchasing Company securities on margin. Company directors and Section 16 Officers are prohibited from pledging as collateral for a loan or holding in a margin account shares held in the Company or Lions Gate Entertainment Corp. to the extent of their minimum ownership amount as set forth in the Corporate Governance Guidelines (any amount in excess thereof, the “Excess Amount”). As to the Excess Amount, any pledging of such amount or placing of such amount in a margin account is subject to all the other provisions of this policy including, without limitation, pre-clearance (as set forth below under “Pre-Clearance of Trades”).  Short sales of Company securities (i.e., selling stock you do not own and borrowing the shares to make delivery). Starz Personnel and their Related Parties are prohibited from engaging in short sales of any securities of the Company.  Buying or selling puts, calls, options or other short-term derivatives in respect of Company securities. This restriction extends to any financial instrument whose value is derived from the value of any securities (e.g., common stock) of the Company. Starz Personnel and their Related Parties are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the value of any securities of the Company. Standing and Limit Orders: Although you are not prohibited from entering into standing or limit orders, you should use extreme caution if you engage in standing or limit orders (other than as established in connection with a 10b5-1 trading plan (as defined below)) since you might become aware of material non-public information after establishing an order. This could lead to inadvertent trading while in possession of material non-public information. TRADING WINDOW General: The Company imposes certain restrictions on specified senior officers, management, directors and employees and their Related Parties when trading in Company securities. These restrictions apply even though the transactions may be permissible under law and apply to the following persons hereafter defined as the “Window Group”:  All members of the board of directors of Starz;

5  All senior executives of Starz, meaning the Chief Executive Officer, the Chief Financial Officer, their specified direct reports and any other officer subject to Section 16 of the Securities Exchange Act of 1934 (all such officers, “Section 16 Officers”);  Senior employees of the finance department;  Employees owning at least 10,000 of the Company’s shares or the right to acquire at least 10,000 of the Company’s shares (whether pursuant to employee stock options or otherwise);  Other individuals that may from time to time have access to material nonpublic information about the Company as designated by the Office of the General Counsel;  Any other employees designated by the Office of the General Counsel as a member of the Window Group, as such list may be updated from time to time; and  Related Parties of the foregoing. The Office of the General Counsel may from time to time remove one or more employees from the Window Group. Except for transactions made subject to an approved 10b5-1 trading plan, members of the Window Group and their household and immediate family members may only enter into transactions in Company securities (including option exercises and gifts) during an open trading window that commences two business days after the public release of the Company’s quarterly or annual financial results and ends on the date fifteen calendar days before the end of each fiscal quarter, however, trading windows may be adjusted, as deemed appropriate, by the Office of the General Counsel. After the close of the trading window, the Window Group and their household and immediate family members may not purchase, sell or otherwise dispose of any of the Company’s securities. The prohibition against trading on the basis of, or tipping of, material non-public information applies even during an open trading window. For example, if during an open trading window you are aware that a material acquisition is pending, you may not trade in the Company’s securities. You should consult the Office of the General Counsel whenever you are in doubt. Notification of Window Group: In order to facilitate compliance with this policy, the Office of the General Counsel will deliver an e-mail (or other communication) notifying the Window Group each quarter of the opening and closing of the trading window. Delivery or nondelivery of these e-mails (or other communication) does not relieve the Window Group of their obligation to comply with this policy. Hardship Exemptions: In the event of exceptional personal hardship, a member of the Window Group may request a hardship exemption from the Office of the General Counsel for permission to trade outside the trading window, if the person does not possess any material non-public information and is not otherwise prohibited from trading pursuant to this policy. The Office of the General Counsel will determine whether or not to grant an exception in its sole discretion.

6 PRE-CLEARANCE OF TRADES During a trading window, all members of the Window Group must pre-clear all transactions in Company securities with the Office of the General Counsel . Pre-cleared transactions may only be performed during the trading window in which approval was granted and within two business days from the date of approval. If the transaction does not occur during the two-day period after pre- clearance approval was granted, pre-clearance of the transaction must be re-requested. Pre- clearance approval does not constitute legal advice, does not constitute confirmation that you do not possess material non-public information and is not a legal right to trade in Company securities. RULE 10b5-1 TRADING PLANS A “10b5-1 trading plan” is a binding, written contract between an individual and his or her broker that (1) specifies the price, amount, and date of trades to be executed in the established broker account in the future, or provides a formula or mechanism that the broker will follow, (2) must not permit the individual to exercise any subsequent influence over how, when or whether the purchases or sales are made and (3) complies with the other requirements set forth in Rule 10b5- 1(c). If an individual wishes to trade pursuant to a 10b5-1 trading plan, he or she must obtain the approval of the Office of the General Counsel, prior to entering into the 10b5-1 trading plan. The Company reserves the right to withhold pre-clearance of any 10b5-1 trading plan that the Office of the General, as applicable, determines is not consistent with the rules regarding such plans. Notwithstanding any pre-approval of a 10b5-1 trading plan, the Company assumes no liability for the consequences of any transaction made pursuant to such plan. In addition, an individual may only enter into the 10b5-1 trading plan during an open trading window and while not in possession of any material non-public information. Any individual who enters into a 10b5-1 trading plan pursuant to the requirements set forth above must also obtain the approval of the Office of the General Counsel. APPLICATION AFTER TERMINATION This policy continues to apply after Starz Personnel has terminated their employment or other affiliation with the Company for as long as the Starz Personnel is aware of material non-public information or until such time as the information is no longer material or non-public. CONFIDENTIALITY OBLIGATIONS The restrictions set forth in this policy are designed to avoid misuse of material non-public information in violation of the securities laws. These restrictions are in addition to, and in no way alter, the general obligations that each director or officer of the Company, or any other Starz Personnel, has to maintain the confidentiality of all confidential or proprietary information concerning the Company and its business, as well as any other confidential information, that may be learned in the course of service or employment with the Company. No confidential or proprietary information is to be disclosed to any other person within the Company unless that person has a clear need to know that information, and no such information may be disclosed to any third parties, except as required by law or otherwise required or contemplated by your function or position or the Company’s policies, including the reporting and whistleblowing obligations under Starz’s Code of Business Conduct and Ethics.

7 CANADIAN REPORTING REQUIREMENTS FOR “REPORTING INSIDERS” In addition to the obligations described above, certain insiders, for example directors and officers of the Company, as well as persons who exercise control or direction, or who have a combination of any such ownership, control, and direction, over more than 10% of the outstanding voting shares of the Company, meet the definition of “reporting insiders” under Canadian securities laws and are subject to Canadian reporting obligations. Reporting insiders are reminded that they remain personally responsible for ensuring that their insider reports are completed and filed in accordance with the requirements of applicable Canadian securities laws.